SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant☐

Check the appropriate box:
☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

WGL HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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     ☒ No fee required.

     ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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WGL Holdings, Inc.

1100 H Street, N.W.
Washington, D.C. 20080

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      The annual meeting of shareholders of WGL Holdings, Inc. will be held at The Cloyd Heck Marvin Center at The George Washington University; 800 21st St., N.W.; Washington, D.C. 20052, on Wednesday, March 5, 2003, at 10:00 a.m. for the following purposes, as more fully set forth in the annexed proxy statement:

(1) To elect eight directors for the ensuing year;

(2) To ratify the appointment of Deloitte & Touche LLP as independent public accountants for fiscal year 2003;

(3) To consider approval of the Directors’ Stock Compensation Plan, as amended and restated;

(4) To consider approval of the 1999 Incentive Compensation Plan, as amended and restated;

(5) To consider and act on a shareholder proposal relating to cumulative voting, if this proposal is brought before the meeting; and

(6) To transact any other business properly brought before the meeting and any adjournment thereof.

      Each holder of common stock is entitled to one vote for each share of that stock standing in the name of the holder on the records of WGL Holdings, Inc. at the close of business on January 14, 2003.

By order of the board of directors,

Douglas V. Pope
Secretary

February 3, 2003

IMPORTANT NOTICE

ADMISSION PROCEDURES

      Admission to this year’s meeting will be limited to persons who (a) are listed on WGL Holdings, Inc.’s records as shareholders as of January 14, 2003 (the “record date”), or (b) bring a statement to the meeting showing their beneficial ownership of WGL Holdings, Inc. common stock through a broker, a bank or other institution as of the record date.

      This notice of meeting and proxy statement are first being mailed to shareholders on February 3, 2003.

Proxy Statement

February 3, 2003

Proxy Statement

WGL Holdings, Inc.

February 3, 2003

PROXY STATEMENT

WGL HOLDINGS, INC.

1100 H St., N.W.

Washington, D.C. 20080

February 3, 2003

INFORMATION REGARDING THE ANNUAL MEETING

      This proxy statement is furnished in connection with a solicitation of proxies by the board of directors of WGL Holdings, Inc. (“WGL Holdings” or the “Company”) to be used at the annual meeting of shareholders of the Company to be held on Wednesday, March 5, 2003 and at any adjournment thereof. The meeting will be held at The Cloyd Heck Marvin Center at The George Washington University; 800 21st St., N.W.; Washington, D.C. 20052, at 10:00 a.m. If the enclosed proxy card is executed and returned, it will be voted in the manner directed, but if not otherwise marked, proxies will be voted “FOR” proposals (1), (2), (3) and (4) and “AGAINST” proposal (5). The proxy may be revoked at any time by written notice delivered to the Corporate Secretary of WGL Holdings, by execution of a later proxy card, to the extent that it has not been voted, or by voting in person at the annual meeting.

      If you are a shareholder of record, you may also vote by internet or by telephone. Instructions for internet and telephone voting are attached to your proxy card. The deadline for voting by internet or telephone is 5:00 p.m., eastern time, Tuesday, March 4, 2003.

      Effective November 1, 2000, WGL Holdings became the parent company of Washington Gas Light Company. Accordingly, to the extent any information in this proxy statement relates to any period prior to November 1, 2000, that information is reported for Washington Gas Light Company, and not for WGL Holdings.

      Each holder of WGL Holdings common stock is entitled to one vote for each share of common stock standing in the name of the holder on the records of WGL Holdings at the close of business on January 14, 2003. Outstanding voting securities as of January 14, 2003, consisted of 48,582,611 shares of common stock. The matters to be voted upon at the annual meeting are described in this proxy statement.

      As provided in the Company’s bylaws, a majority of the shares entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum for the meeting.

      At this meeting:

•	The eight director nominees receiving the greatest number of votes will be elected;

•	All other proposals must receive more votes cast in favor of each than the number of votes cast against each in order to be approved. Broker shares not voted (sometimes called “broker non-votes”) and abstentions have no effect on the final vote counted on these matters.

•	Shares withheld and broker non-votes will have no effect on the election of directors;

•	Abstentions and broker non-votes will be counted in determining a quorum for the meeting.

Adjournments

      We currently expect to take votes and close the polls on all proposals on the scheduled date of the annual meeting. However, we may:

•	keep the polls open to facilitate additional proxy solicitation with regard to any or all proposals;

•	allow the inspectors of election to count and report on votes that have been cast after the polls have closed.

      If any of the above occurs, we could propose one or more adjournments of the annual meeting. For any adjournment to be approved, the votes cast in favor of it must represent a majority of the total number of votes cast by the shareholders present at the meeting in person or by proxy.

      Proxies that we have solicited will be voted in favor of any adjournment that we propose but will not be considered a direction to vote for any adjournment proposed by anyone else. If any adjournment is properly proposed at the meeting on behalf of anyone else, the persons named as proxies, acting in that capacity, will have discretion to vote on the adjournment in accordance with their best judgment.

PROPOSAL 1

ELECTION OF DIRECTORS

      At the annual meeting, eight directors are to be elected to hold office for the ensuing year.

      It is the intention of the persons named in the enclosed proxy card to vote such proxy for the election of the nominees named below, all of whom are now serving as directors, unless such authority is withheld. WGL Holdings does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies received for that nominee will be voted for another nominee, or other nominees, to be selected by the board of directors.

Michael D. Barnes, age 59, is President of The Brady Campaign and Brady Center to Prevent Gun Violence. He was previously a partner in the Washington, D.C. law firm of Hogan & Hartson (1993-2000) and a partner with the law firm of Arent, Fox, Kintner, Plotkin & Kahn (1987-1993). Mr. Barnes was United States Representative from Maryland’s 8th Congressional District from 1979 to 1987. Mr. Barnes has been a Director of Washington Gas Light Company since 1991, a Director of WGL Holdings since November 2000 and serves as Chairman of the Governance Committee.

Daniel J. Callahan, III, age 70, is Vice Chairman and Treasurer of The Morris and Gwendolyn Cafritz Foundation. Mr. Callahan retired in 1995 as Chairman and Chief Executive Officer of USLICO Corporation, an insurance holding company. Mr. Callahan was Vice Chairman of American Security Bank from 1991-1992 and Chairman from 1985-1991. Mr. Callahan was President of MNC Financial, Inc. from 1987-1992. Mr. Callahan also is a Director of Washington Mutual Investors Fund. Mr. Callahan is Vice Chairman of the Atlantic Council, and is a former Chairman of the Greater Washington Research Center. He has been a Director of Washington Gas Light Company since 1989, a Director of WGL Holdings since November 2000 and serves as Chairman of the Human Resources Committee.

George P. Clancy, Jr., age 59, is Executive Vice President and Chief Lending Officer of Chevy Chase Bank, FSB, a position he has held since 1995. Mr. Clancy has an extensive career in banking which includes serving as President and Chief Operating Officer of The Riggs National Corporation (1985-1986) and President and Chief Executive Officer — Signet Bank, N.A. (1988-1995). Mr. Clancy is active in several community and civic organizations, including serving as Chairman of the Catholic Charities Foundation, Member of the Board of Trustees of the University of Maryland College Park Foundation and Trustee of Suburban Hospital Foundation. Mr. Clancy has been a Director of Washington Gas Light Company and a Director of WGL Holdings since December 2000.

James H. DeGraffenreidt, Jr., age 49, is Chairman and Chief Executive Officer of the Company and of Washington Gas Light Company. Mr. DeGraffenreidt previously served as President and Chief Operating Officer of Washington Gas Light Company (1994-1998); President and Chief Executive Officer (1998); Chairman and Chief Executive Officer (1998-2000); Chairman, President and Chief Executive Officer of the Company and of Washington Gas Light Company (2000-2001), and was elected to his present position effective October 1, 2001. Mr. DeGraffenreidt serves on numerous boards, including Harbor Bankshares Corporation, Harbor Bank, Mass Mutual Financial Group, the American Gas Association, Alliance to Save Energy, MedStar Health, Maryland Science Center, and The Walters Art Museum. He has been a member of the Board of Directors of Washington Gas Light Company since 1994 and a Director of WGL Holdings since January 2000.

Melvyn J. Estrin, age 60, is Chairman of the Board and Chief Executive Officer of Avatex Corp., involved in medical and beauty products investments. Mr. Estrin is also Chairman of the Board and Chief Executive Officer of University Research Corp. Chairman of the Board and Chief Executive Officer of Human Service Group, Inc. (trading as Estrin International) (1983-present) and is President and a director of HSG Acquisition Co. (1986-present), both of which are private management and investment firms. Mr. Estrin is a director of Avatex Corporation, iLife Systems, Inc., ChemLink, LLC, URC, Inc., Armed Forces Lodging, Inc., Presby Corp., RAS Holding Corp. and is a managing partner of Centaur Partners, Inc. Mr. Estrin has been a Director of Washington Gas Light Company since 1991 and a Director of WGL Holdings since November 2000.

Debra L. Lee, age 48, is President and Chief Operating Officer of BET Holdings, Inc., a global multi-media company that owns and operates Black Entertainment Television and several other ventures. Ms. Lee previously was Executive Vice President and General Counsel of BET Holdings (1992-1995) and was elected to her present position in 1996. Ms. Lee serves on a number of professional and civic organizations, including the Kennedy Center’s Community & Friends Board, the National Symphony Orchestra Board, Girls, Inc. and the Telecommunications Development Fund. Ms. Lee is also on the Board of Directors of Eastman Kodak Company and Genuity, Inc. Ms. Lee has been a Director of Washington Gas Light Company since July 2000 and a Director of WGL Holdings since November 2000.

Philip A. Odeen, age 67, recently retired as Chairman of TRW Inc., a technology, manufacturing and services company. Mr. Odeen was previously Executive Vice President of TRW Inc. from 1998-2001. From 1992 to 1998, Mr. Odeen was President and Chief Executive Officer of BDM International, Inc., a firm providing technical and information services to the defense, civil government and commercial business sectors. Mr. Odeen is a Director of Reynolds and Reynolds, Relizon, Convergys, technology companies which assist other companies to manage information flows and also AVAYA, Inc., a telecommunications equipment company. He is past Chairman of the Virginia Business Council, and serves on the boards of various professional and community organizations. He has been a member of the Board of Directors of Washington Gas Light Company since February 1999, and a Director of WGL Holdings since November 2000.

Karen Hastie Williams, age 58, is a Partner with the Washington, D.C. law firm of Crowell & Moring, where she specializes in public contract law. Prior to joining Crowell & Moring, Ms. Williams served as Administrator for the Office of Federal Procurement Policy at the Office of Management and Budget (1980-1981) and Chief Counsel of the Senate Committee on the Budget (1977-1980). Ms. Williams is a Director of SunTrust Bank, Inc., the Fannie Mae Foundation, Continental Airlines Company, Gannett Co. and The Chubb Corporation. Ms. Williams has been a director of Washington Gas Light Company since 1992, a Director of WGL Holdings since November 2000 and serves as Chair of the Audit Review Committee.

The Board of Directors and Committees of the Board

      The following information relates to board and board committee meetings during the fiscal year ended September 30, 2002.

      The board of directors has established four standing committees:

      The Executive Committee members are: James H. DeGraffenreidt, Jr. (Chairman), Michael D. Barnes, Daniel J. Callahan, III, and Karen Hastie Williams. There are four alternate members: George P. Clancy, Jr., Melvyn J. Estrin, Debra L. Lee and Philip A. Odeen. This committee may exercise all of the authority of the board of directors when the board is not in session. This committee met 3 times during fiscal year 2002.

      The Audit Review Committee members are: Karen Hastie Williams (Chair), Daniel J. Callahan, III, George P. Clancy, Jr., and Philip A. Odeen. Members of the audit review committee are independent under rules of the New York Stock Exchange. Functions of the audit review committee include the appointment, compensation and oversight of the Company’s independent public accountants, reviewing with the independent public accountants the financial statements and their accompanying report and reviewing the system of internal controls and the adequacy of the internal audit program. Reference is made to the Audit Review Committee Report, which appears later in this proxy statement, for a further description of the responsibilities of this committee. This committee held 6 meetings during fiscal year 2002.

      The Governance Committee members are: Michael D. Barnes (Chairman), Philip A. Odeen, and Karen Hastie Williams. Functions of the governance committee include consideration of criteria for selection of candidates for election to the board of directors and committees of the board and adoption of policies and principles concerning board service and corporate governance. This committee also considers criteria for oversight and evaluation of the board and management and the adoption of a code of conduct. The governance committee will consider nominees recommended by shareholders; those recommendations should be sent to the chairman of the governance committee. This committee held 1 meeting during fiscal year 2002.

      The Human Resources Committee members are: Daniel J. Callahan, III (Chairman), Melvyn J. Estrin and Debra L. Lee. Functions of the human resources committee include consideration and recommendation of compensation and benefits for directors and officers, including the Chief Executive Officer. This committee sets performance targets, evaluates the performance of the Company’s officers and determines any incentive and equity-based compensation to be awarded to those officers. This committee also considers succession planning for leadership positions in the Company. There were 5 meetings of this committee during fiscal year 2002.

      The board of directors of the Company held 4 meetings during fiscal year 2002. All directors, except Messrs. Estrin and Odeen, attended at least 75% of all board and board committee meetings on which the director served during fiscal year 2002.

      The board of directors has a policy under which directors who are not employees of the Company and its subsidiaries may not stand for re-election after reaching the age of 72. Also under this policy, directors who are employees of the Company must retire from the board the first day of the month following their 65th birthday. This policy can be changed at any time by action of the board of directors.

      The board and board committees meet in regular executive sessions which exclude management representatives from the meetings. Each of the Audit Review, Governance and Human Resources Committees has its own committee charter.

Non-Employee Director Compensation

      The following is a summary of the compensation paid to outside directors of the Company. Outside directors of the Company also serve as directors of the Company’s utility subsidiary, Washington Gas Light Company, and accordingly, the compensation arrangements are coordinated as described below:

•	On days which both WGL Holdings, Inc. and Washington Gas Light Company boards meet, a fee of $800 is paid for attendance at the Washington Gas Light Company meeting and a fee of $400 is paid for attendance at the WGL Holdings meeting, for a total of $1,200 for attendance at both meetings.

•	Board committee meeting fees and fees for attending meetings of shareholders are paid in the same manner as board meeting fees.

•	On days when one, but not both, of the boards or committees meet, a meeting fee of $1,000 is paid for attendance at the board or board committee meeting.

•	Washington Gas Light Company pays an annual cash retainer of $20,000 for service on its board of directors.

•	WGL Holdings pays an annual retainer in the form of 800 shares of common stock of WGL Holdings for service on its board of directors.

•	Washington Gas pays an annual retainer of $3,000 to persons serving as chairs of the Washington Gas board committees. There is no separate retainer paid for service as chair of WGL Holdings board committees. As of the record date for the annual meeting, the same persons served as chairs of both WGL Holdings and Washington Gas Light Company board committees.

      A retirement plan for outside directors adopted in 1995 was terminated by the board effective January 1, 1998, subject to vesting of benefits earned by the directors as of that date.

Business Relationships with Associates of Directors

      The law firm of Crowell & Moring, with which Ms. Williams is a partner, performed legal services for Washington Gas Light Company during fiscal year 2002.

Security Ownership of Management and Certain Beneficial Owners

      The following table sets forth the information as of January 14, 2003, regarding WGL Holdings, Inc. outstanding common stock beneficially owned by each director, each nominee for election as a director, the executive officers named in the summary compensation table in this proxy statement, and all directors, nominees and executive officers as a group. Each of the individuals listed, as well as all directors and executive officers as a group, beneficially owned less than 1% of the Company’s outstanding common stock.

		Shares Which
		May Be Acquired
	Amount and Nature	Within 60 Days
	of Beneficial	By Exercise of
Name of Beneficial Owner	Ownership(1)	Stock Options

Elizabeth M. Arnold	10,377	8,016

Michael D. Barnes	6,306	0

Daniel J. Callahan, III	11,056	0

George P. Clancy, Jr.	3,100	0

James H. DeGraffenreidt, Jr.	41,122	49,004

Melvyn J. Estrin	9,216	0

Frederic M. Kline	16,282	13,668

Debra L. Lee	3,360	0

Terry D. McCallister	1,208	0

Philip A. Odeen	5,000	0

James B. White	9,338	10,682

Karen Hastie Williams	5,347	0

All directors, nominees and executive officers as a group:	154,640	116,216

(1)	All shares are directly owned by persons shown in this table except the following shares which are owned indirectly: (a) 11,009 shares are held by executive officers in the Washington Gas Light Company Savings Plan for Management Employees, and (b) 2,000 shares are owned by Mr. Callahan’s wife, and Mr. Callahan disclaims beneficial ownership of those shares.

     The following table sets forth information regarding any person who is known to the Company to be the beneficial owner of more than five percent of the Company’s common stock. This information is as of September 30, 2002, which was the date of the most recent publicly available information at the time of preparation of this proxy statement.

Name and Address of	Amount and Nature	Percent of
Beneficial Owner	of Beneficial Ownership	Class

American Century Investment Management, Inc.	4,841,685 shares(1)	9.97%
4500 Main Street
Kansas City, MO 64111

(1)	This information is based on a Form 13F, for the quarter ending September 30, 2002, filed with the Securities and Exchange Commission by American Century Investment Management, Inc., which reported that it had sole voting authority and sole investment authority over the shares.

Executive Compensation

      The table that follows presents information about compensation for the Chief Executive Officer and the four other most highly compensated executive officers of the Company and/or its subsidiaries. It includes all compensation awarded to, earned by or paid to the named executive officers for each of the last three fiscal years.

      During each fiscal year shown below, each of the below-named individuals was also an executive officer of Washington Gas Light Company. The compensation shown in the following summary compensation table was paid to the individual by Washington Gas Light Company during or for each fiscal year.

Summary Compensation Table

		Annual Compensation

Name and	Fiscal			Other Annual
Principal Position*	Year	Salary	Bonus	Compensation(1)

James H. DeGraffenreidt, Jr.	2002	$600,000	$72,000	$11,448
Chairman and	2001	510,000	330,000	567
Chief Executive Officer	2000	444,000	320,000	771

Terry D. McCallister	2002	300,000	53,000	10,994
President and	2001	250,000	125,000	76
Chief Operating Officer(5)	2000	103,000	53,000	0

Frederic M. Kline	2002	255,000	34,000	11,137
Vice President and Chief	2001	225,000	105,000	199
Financial Officer	2000	208,000	103,000	280

James B. White	2002	210,000	24,000	10,991
Vice President of	2001	195,000	90,000	163
Washington Gas Light Company	2000	162,500	83,000	63

Elizabeth M. Arnold	2002	210,000	14,000	10,940
Vice President	2001	195,000	85,000	92
	2000	151,250	75,000	43

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long-Term Compensation Awards

	Awards		Payouts

		Securities
Name and	Restricted Stock	Underlying	LTIP	All Other
Principal Position*	Awards(2)(6)	Options(3)	Payouts(4)	Compensation(1)

James H. DeGraffenreidt, Jr.	$0	52,501	$195,549	$7,677
Chairman and	0	26,791	266,872	6,800
Chief Executive Officer	0	23,109	143,733	6,692

Terry D. McCallister	0	15,750	0	6,127
President and	0	7,661	0	6,800
Chief Operating Officer(5)	25,938	7,050	0	2,877

Frederic M. Kline	0	12,272	53,425	7,665
Vice President and Chief	0	6,895	75,769	6,800
Financial Officer	0	6,315	41,807	6,655

James B. White	0	10,107	41,113	7,680
Vice President of	0	5,975	60,033	6,800
Washington Gas Light Company	0	4,858	32,317	6,477

Elizabeth M. Arnold	0	10,107	37,252	7,680
Vice President	0	5,975	37,233	6,347
	0	4,402	20,054	5,599

*	Principal positions shown on this table are as of September 30, 2002.

(1)	The amounts shown in the column titled “Other Annual Compensation” represent taxes paid on behalf of the named executive officer relating to group term life insurance coverage with benefits exceeding $50,000 in each listed fiscal year, contributions toward the cost of long-term care insurance and a vehicle allowance. The amounts shown in the column titled “All Other Compensation” represent Washington Gas Light Company’s matching contributions to Washington Gas Light Company’s savings plan for management employees during each of the listed fiscal years.

(2)	The number and value of the aggregate restricted stock holdings at the end of fiscal year 2002 for each named executive officer were as follows:

Name	Shares	Value

James H. DeGraffenreidt, Jr.	5,700	$136,287

Terry D. McCallister	600	$14,346

Frederic M. Kline	300	$7,173

James B. White	0	0

Elizabeth M. Arnold	0	0

(3)	Options granted to purchase shares of WGL Holdings, Inc. common stock.

(4)	The amounts in this column represent the value of the performance shares granted under the 1999 Incentive Compensation Plan for the respective performance periods. The awards were based on the Company’s total shareholder return relative to its peer group and closing stock price as follows:

Fiscal		Percent of	Closing
Year	Performance Period	Target Grant	Stock Price

2002	36 Months Ending September 30, 2002	95.0%	$23.91
2001	30 Months Ending September 30, 2001	127.5	$26.89
2000	18 Months Ending September 30, 2000	130.0	$26.875

(5)	Mr. McCallister was first employed by Washington Gas Light Company on April 3, 2000.

(6)	Restricted stock awards are reported at the aggregate market value on the date of grant. The number of restricted shares granted in fiscal year 2000 to Mr. McCallister was 1,000. The shares were granted on April 3, 2000 and vest at a rate of 20% each year for a five-year period. The market value on the date of grant was $25.9375 per share. The vesting schedule may accelerate in connection with a change of control as defined in the Company’s 1999 Incentive Compensation Plan. Dividends are paid on restricted shares from the effective date of the award.

     Executive officers of the Company participate in a trusteed, noncontributory pension plan covering all active employees and vested former employees of Washington Gas Light Company. Executive officers also participate in a Supplemental Executive Retirement Plan. Upon normal retirement (age 65), each eligible participant is entitled under the supplemental executive retirement plan to an annual benefit that is based on both years of benefit service (up to a maximum of 30 years) and the average of the participant’s highest rates of annual basic compensation, including any short-term incentive awards paid or deferred under the Executive Incentive Compensation Plan and the Company’s 1999 Incentive Compensation Plan, or any successor plan, on December 31 of the three years out of the final five years of the participant’s service as a participant. Participants may elect to have a portion of their Supplemental Executive Retirement Plan benefit paid in the form of a lump sum.

      The following table shows the estimated annual single life benefits payable under the pension plan and Supplemental Executive Retirement Plan upon normal retirement (age 65) to executive officers in various salary and years-of-service classifications:

	Years of Benefit Service
Final Average
Compensation	10	20	30

$200,000	$40,000	$80,000	$120,000

400,000	80,000	160,000	240,000

600,000	120,000	240,000	360,000

800,000	160,000	320,000	480,000

900,000	180,000	360,000	540,000

950,000	190,000	380,000	570,000

      Each of the five executive officers named above in the summary compensation table has 30 years of benefit service except Mr. DeGraffenreidt who has 27 years of benefit service and Mr. McCallister who has 4 years. Benefits shown in the above table are not subject to reductions for social security.

Equity Compensation Plan Information

      The following table presents information regarding compensation plans of the Company under which common stock may be issued to employees and non-employees as compensation. The Company currently has two such plans: The Directors’ Stock Compensation Plan and The 1999 Incentive Compensation Plan. This information is as of September 30, 2002. Material features of these plans are described elsewhere in this proxy statement.

			Number of securities
			remaining available
			for future issuance
	Number of securities	Weighted-average	under equity
	to be issued upon	exercise price of	compensation plans
	exercise of	outstanding	(excluding
	outstanding options,	options, warrants	securities reflected
	warrants and rights	and rights	in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	411,836	$25.64	537,928

Equity compensation plans not approved by security holders	0	0.00	0

Total	411,836	$25.64	537,928

Employment Agreements

      Washington Gas Light Company has employment agreements with each of the executive officers named in the summary compensation table in this proxy statement (the “named executive officers”). The agreements with these officers will be effective during the period of one year prior to, and two years following, a change of control of WGL Holdings or Washington Gas Light Company. A change of control is generally defined in these agreements as any of the following:

•	acquisition of 30% or more of the voting stock of WGL Holdings or Washington Gas Light Company;

•	a change in the majority of the board of directors of WGL Holdings; or

•	a merger, reorganization, consolidation or sale of all or substantially all of the assets of WGL Holdings or Washington Gas Light Company.

      From the change of control to its second anniversary, the executive’s position, duties and responsibilities must be commensurate with the most significant of those held, exercised and assigned at the time during the 120-day period immediately preceding the change of control. The executive agrees to devote reasonable attention and time necessary to the respective company’s business affairs.

      During the one year prior and two years following a change of control the executive is entitled to base salary, annual incentives, savings and retirement plans, welfare benefit plans, expenses, fringe benefits, office and vacation, consistent with those in place prior to the change of control or available after the change of control if more beneficial.

      Base salary is defined as an amount equal to twelve times the highest monthly base salary paid or payable during the 12-month period immediately preceding the change of control. The annual incentive is an amount at least equal to that available to peer executives of Washington Gas Light Company and its affiliates.

      With respect to all the named executive officers except Mr. White, if the executive is terminated during the effective period for reasons other than cause, or if the executive resigns for good reason, the executive is entitled to severance pay equal to three times the sum of the executive’s annual base salary, plus the highest of the executive’s annual incentive actually earned for the last three full fiscal years. Also the executive is entitled to an extension of other employment benefits for three years. Mr. White is entitled to the same benefit, except that the severance payment is two times the sum of the executive’s annual base salary, plus the highest of the executive’s annual incentive actually earned for the last three full fiscal years. The extension of other employment benefits for Mr. White is for two years. Payments under these agreements may be increased for any excise taxes payable under the Internal Revenue Code.

      “Good reason” is defined differently in these agreements based on the position the named executive officer holds. The term includes one or more of the following provisions:

(1)	the assignment to the executive of any duties inconsistent in any material respect with the executive’s position;

(2)	any failure by Washington Gas Light Company to comply with any of the general employment provisions of the agreement;

(3)	if there is a change of control, merger, acquisition or other similar affiliation with another entity, and the executive does not continue in the position of Chairman and Chief Executive Officer of the most senior resulting entity;

(4)	if there is a change of control, merger, acquisition or other similar affiliation with another entity, and the executive does not continue in his or her existing position or a more senior position of the most senior resulting entity;

(5)	failure by Washington Gas Light Company to reimburse the executive for expenses related to a required relocation;

(6)	any required relocation of the executive more than thirty five miles from Washington, D.C.;

(7)	any purported termination by Washington Gas Light Company of the executive’s employment; or

(8)	any failure by Washington Gas Light Company or any successor to comply with and satisfy the agreement.

      Following is a summary of the contract provisions indicated above that are contained in each named executive officer’s employment agreement:

Applicable
Executive	Provisions

James H. DeGraffenreidt, Jr.	1,2,3,5,6,7,8

Terry D. McCallister	1,2,4,5,6,7,8

Frederic M. Kline	1,2,4,5,6,7,8

James B. White	1,2,5,6,7,8

Elizabeth M. Arnold	1,2,5,6,7,8

Option Grants

      The following table provides information regarding the number and terms of stock options granted to the named executive officers during the fiscal year ended September 30, 2002. The Company utilized the Black-Scholes option pricing model to develop the theoretical values set forth under the “Grant Date Present Value” column. An executive realizes value from a stock option only to the extent that the price of the WGL Holdings common stock on the exercise date exceeds the price of the stock on the grant date. Consequently, there is no assurance that the value realized by an executive will be at or near the value estimated below. Those amounts should not be used to predict future stock performance.

Option Grants in the Last Fiscal Year

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise or		Grant Date
	Options	Employees in	Base Price	Expiration	Present Value
Name	Granted(1)	Fiscal Year	($/Sh)(2)	Date	($)(3)

James H. DeGraffenreidt, Jr.	52,501	32.0%	$26.89	9/30/11	$240,000

Terry D. McCallister	15,750	9.6	26.89	9/30/11	72,000

Frederic M. Kline	12,272	7.5	26.89	9/30/11	56,100

James B. White	10,107	6.2	26.89	9/30/11	46,200

Elizabeth M. Arnold	10,107	6.2	26.89	9/30/11	46,200

(1)	Options were granted to the named executive officers under the 1999 Incentive Compensation Plan at prices equal to the fair market value on the date of grant. These are nonqualified stock options that become exercisable three years after the date of grant. These options are subject to early termination upon the occurrence of events related to termination of employment. All options immediately become exercisable upon a change in control.

(2)	The exercise price of options may be paid in cash, by delivery of already-owned shares of common stock of WGL Holdings, Inc. or by any other method approved by the Human Resources Committee, which administers the 1999 Incentive Compensation Plan.

(3)	This represents the estimated present value of stock options, measured at the date of grant using the Black-Scholes Warrant Valuation Call Option Model. Unless otherwise noted with respect to specific option grants in the following paragraphs, this model assumes no dilutive effects.

     The following underlying assumptions were used in developing the grant valuations:

•	an exercise price equal to the fair market value on the date of grant;

•	expected volatility of 24%;

•	an annual risk free rate of return (represents the yield of Treasury notes during the month of the grant with a maturity date corresponding to the contractual term of the option) of 6.3%;

•	an annual dividend yield as of the date of grant of 5.3%; and

•	a vesting period for options of three years.

     The following table shows information regarding the unexercised options held by the named executive officers at September 30, 2002, the last day of the fiscal year.

Aggregated Option Exercises in Last Fiscal Year and

Option Values at September 30, 2002

					Value of Securities
			Number of Securities		Unexercised
			Underlying Unexercised		In-The-Money
	Shares		Options at		Options at
	Acquired		September 30, 2002		September 30, 2002(1)
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

James H. DeGraffenreidt, Jr.	0	$0	49,004	79,292	$33,275	$0

Terry D. McCallister	0	0	0	30,461	0	0

Frederic M. Kline	0	0	13,668	19,167	9,449	0

James B. White	0	0	10,682	16,082	7,484	0

Elizabeth M. Arnold	0	0	8,016	16,082	4,644	0

(1)	The dollar values in this column are calculated by determining the difference between (a) the fair market value of WGL Holdings, Inc. common stock on September 30, 2002 (the last trading day of the fiscal year) and (b) the exercise price of the options multiplied by (c) the number of options with exercise prices lower than that fair market value (in-the-money options).

Long-Term Incentive Plans — Performance Share Awards

      The following table provides information regarding the number and terms of performance shares awarded to the named executive officers during the fiscal year ended September 30, 2002 under the 1999 Incentive Compensation Plan. The targeted awards were based on an economic value of between 33.0% and 60.0% of the executive’s base salary. The awards ultimately earned vary based on total shareholder return of WGL Holdings relative to a peer group. Median performance relative to the peer group earns awards at the targeted level. The maximum that can be earned is 200 percent of the targeted level of shares. The minimum that the executives can earn is zero shares. The performance period is three years.

Performance Shares Awarded in the Last Fiscal Year

(Fiscal Year ended September 30, 2002)

			Estimated Future Payouts Under
			Non-Stock Price-Based Plans
	Number of	Performance or
	shares, units or	other period until
Name	other rights	maturation or payout	Threshold*	Target	Maximum

James H. DeGraffenreidt, Jr.	19,681	September 30, 2004	9,840	19,681	39,362

Terry D. McCallister	5,904	September 30, 2004	2,952	5,904	11,808

Frederic M. Kline	4,600	September 30, 2004	2,300	4,600	9,200

James B. White	3,789	September 30, 2004	1,894	3,789	7,578

Elizabeth M. Arnold	3,789	September 30, 2004	1,894	3,789	7,578

*	The threshold is the minimum number of shares which may be distributed as a payout under this award, assuming the Company achieves a total shareholder return which is at least in the 30th percentile of its peer group. If the Company does not achieve that 30th percentile performance, no payout of performance shares is allowed for this award.

HUMAN RESOURCES COMMITTEE REPORT

      The Human Resources Committee of the board of directors has responsibility for recommending levels of executive compensation for consideration by the Company’s board of directors. The objective of the executive compensation program is to provide remuneration which fairly reflects corporate performance and achievements and responsibilities of each officer. Executive compensation is also intended to provide rewards and incentives for achievement of long-term growth in shareholder value and to attract and retain experienced corporate executives.

Elements of Executive Compensation

      The committee’s philosophy is that total compensation for each of the Company’s officers should be competitive with executives with similar experience and responsibility. This compensation should also reflect the individual performance of each officer as well as corporate performance.

      To accomplish these objectives, each officer’s compensation is composed of base salary and elements of short-term and long-term incentive compensation. Short-term incentive compensation is “at risk,” in that payment of any of this compensation depends upon performance of the individual officer and performance of the Company. Long-term incentive compensation is also “at risk” in that it relates directly to the performance of the Company’s common stock.

      Since the Company’s primary business is that of a public utility, total compensation opportunities at target levels are set at the size-adjusted median of the utilities market. General industry data is also reviewed, but to date has not affected the determination of market levels.

      Companies forming the utilities market are, to the extent possible, gas and electric and gas utilities that are similar to the Company’s utility business. This is not the same group of companies used in the performance graph shown in this proxy statement. The groups are different to the extent that the indices shown on the performance graph are published industry indices which include companies having much more diversified operations than the Company.

      The committee has retained an independent executive compensation consultant to review the Company’s executive compensation practices and policies. The independent advisor conducts an annual study of the Company’s executive compensation practices and policies to determine their reasonableness and competitiveness in the relevant market. The committee meets with the independent advisor during the year to review all elements of the Company’s executive compensation plans.

      The following is a description of the elements of each officer’s compensation:

      Base Salary: The committee intends base salary levels of officers to be set at a level approximately equal to utility market levels for officers of similar experience and responsibility. This approach was taken to place base salaries at overall market rates, and to leave the opportunity for each officer to exceed market compensation through incentive pay. This continuing practice is designed to encourage higher levels of performance by the officers. It is seen by the committee as a way to align the interests of the officers of WGL Holdings, Inc. and Washington Gas Light Company more closely with the interests of the shareholders.

      To determine competitive compensation levels, management obtains data on executive compensation paid by other utility and non-utility companies. Based on that information and in consideration of each officer’s responsibility and performance, the Chairman and Chief Executive Officer of the Company makes specific recommendations for salary adjustments for all officers except himself. The committee reviews these recommendations in consultation with the independent advisor retained by the committee. Based on this consultation and the data on industry compensation levels, the committee makes a final recommendation to the full board of directors as to all officers, including the Chairman and Chief Executive Officer (whose compensation is described further below).

      Short-Term Incentive Compensation: Short-term incentive pay opportunities are intended to encourage and to recognize high levels of performance by officers of the Company and its subsidiaries.

      For fiscal year 2002, short-term incentive compensation related to corporate performance could have been made under the 1999 Incentive Compensation Plan if WGL Holdings’ rate of return on common stock equity exceeded a threshold amount predetermined by the board of directors. For fiscal year 2002, that threshold was an 11% rate of return on common equity. Since WGL Holdings did not earn a rate of return on common equity equal to that threshold, incentive awards for fiscal year 2002 corporate performance were not indicated under the 1999 Incentive Compensation Plan.

      However, because of the unique circumstances noted by the committee, the board of directors exercised its discretion consistent with the 1999 Incentive Compensation Plan to make limited individual awards to recognize the accomplishments of all Washington Gas Light Company employees including officers. These unique circumstances included (i) corporate earnings that were held down by weather during the year which included the warmest winter since 1962; (ii) unusual write offs in non-utility investments, and (iii) regulatory lag related to recent rate increase applications. The committee also recognized several major accomplishments which employees made during fiscal year 2002. These accomplishments include exceeding targets in customer satisfaction and customer growth, achieving significant improvements in safety-related and security-related operations and prosecuting full rate cases in three jurisdictions.

      The 1999 Incentive Compensation Plan was approved by shareholders at the 1999 Washington Gas Light Company Annual Meeting of Shareholders and was adopted by the Company upon formation of the holding company system on November 1, 2000. As discussed elsewhere in this proxy statement, the 1999 Incentive Compensation Plan is proposed to be amended and restated.

      The committee determines individual awards under the 1999 Incentive Compensation Plan annually. If the rate of return on common equity threshold and any other criteria are met for payments under the 1999 Incentive Compensation Plan, the Chairman and Chief Executive Officer may make recommendations to the committee for awards for each officer except himself. These recommendations recognize that shareholders in a regulated utility achieve their investing goals when the customers are well served through efficient operations. Accordingly, these incentive recommendations include evaluation of the following factors, among others, applicable to the corporation and each of the officers:

      For the corporation:

•	return on equity;

•	operation and maintenance cost per customer;

•	customer service; and

•	operational effectiveness.

      For the officers:

•	success in meeting established corporate and departmental goals;

•	managing resources within established departmental budgets;

•	effectiveness in areas of leadership, planning and teamwork;

•	peer evaluations; and

•	comparison to incentive compensation in the natural gas distribution and other industries, based on data supplied by the outside study of executive compensation.

      The committee considers the amount and basis for these recommendations in consultation with its independent advisor.

      Payouts under the 1999 Incentive Compensation Plan can be higher or lower than target depending on both corporate and individual performance. Payouts may range from 0% to 150% of target.

      Long-Term Incentive Compensation Under the 1999 Incentive Compensation Plan: The 1999 Incentive Compensation Plan replaced Washington Gas Light Company’s Long-Term Incentive Compensation Plan, which expired by its terms on June 27, 1999. Outstanding grants under the Long-Term Incentive Compensation Plan will remain outstanding and will vest according to the terms of those grants. Beginning with fiscal year 2000, long-term incentive compensation awards have been made by the committee under terms and conditions of the 1999 Incentive Compensation Plan.

      The 1999 Incentive Compensation Plan is intended to provide key personnel of the Company and its subsidiaries with additional incentives by increasing their interests in the Company and its success. The 1999 Incentive Compensation Plan promotes achievement of long-term growth of the Company by assisting in the recruiting and retention of key employees, including the officers. Under the 1999 Incentive Compensation Plan, there may be awards of stock options, restricted stock, stock appreciation rights, performance shares, bonus stock, other awards based on the value of the Company’s common stock, dividend units, and cash incentives. As noted previously, short-term incentives may also be granted under the 1999 Incentive Compensation Plan. The committee is the Administrator of the 1999 Incentive Compensation Plan and has the authority to grant awards under it.

      In accordance with terms of the 1999 Incentive Compensation Plan, the committee has granted long-term compensation awards in the form of stock options and performance shares. As noted above, since the utility business is still the Company’s primary business, the level of the overall compensation package, which includes these grants was set to approximate the size-adjusted median of the utility market. The exercise price of stock options is the fair market value of the common stock on the date of grant. The stock options vest on the third anniversary of the grant and expire on the tenth anniversary of the grant. For fiscal year 2002 awards, performance shares vest on the 36-month anniversary of the date of grant and are earned only if the

Company achieves specified total shareholder return levels as compared to a peer group of companies.

Compensation of the Chairman and Chief Executive Officer

      Mr. DeGraffenreidt served as Chairman and Chief Executive Officer during fiscal year 2002. Mr. DeGraffenreidt’s base salary has been set at a level approximately equal to the relevant market for positions of similar responsibilities. In accordance with the 1999 Incentive Compensation Plan, described above, since the threshold rate of return on common equity target was not achieved for fiscal year 2002 corporate performance, no short-term incentive payment to Mr. DeGraffenreidt for fiscal year 2002 was indicated. However, to recognize Mr. DeGraffenreidt’s accomplishments during fiscal year 2002, along with those of all other employees of Washington Gas Light Company, the board of directors made a discretionary award. This award recognized Mr. DeGraffenreidt’s individual achievements during the year, in particular his leadership in developing and implementing strategic plans resulting in significant improvements in customer satisfaction and utility operations.

      Long-term incentive awards in the form of stock options and performance shares were granted to Mr. DeGraffenreidt and to certain officers of the Company and its subsidiaries during fiscal year 2002 under terms of the 1999 Incentive Compensation Plan. These grants were at competitive levels based on a market study conducted by the committee’s independent advisor. The shares awarded to Mr. DeGraffenreidt are shown in the Executive Compensation section of this proxy statement. As for other executives, the level of overall compensation, which includes these grants was set to approximate the size-adjusted median of the utility market. As described above, these stock option awards under the 1999 Incentive Compensation Plan vest in three years and expire on the tenth anniversary of the date of grant. The exercise price of the stock options is the fair market value of the shares on the date of grant. Performance shares granted in fiscal year 2002 may be earned after 36 months. Performance shares are earned only if the Company achieves specified total shareholder return levels compared to a group of peer companies over a three-year period.

Deductibility of Compensation

      Under Section 162(m) of the Internal Revenue Code, the Company and its subsidiaries may not deduct compensation in excess of $1 million paid to the Company’s Chief Executive Officer and to the other four highest compensated executive officers unless it meets specific criteria for performance-based compensation. As discussed in this report, the committee intends to provide compensation that is both market and performance based. Awards under the 1999 Incentive Compensation Plan are performance-based awards and are intended to meet the Section 162(m) performance based plan requirements. The compensation program is designed to achieve full tax deductibility. However, we reserve the right to approve non-deductible compensation if we believe it is in the best interests of the shareholders. All compensation paid for fiscal year 2002 was fully deductible for federal income tax purposes.

HUMAN RESOURCES COMMITTEE

Daniel J. Callahan, III (Chairman)
Melvyn J. Estrin
Debra L. Lee

AUDIT REVIEW COMMITTEE REPORT

      The Audit Review Committee of the Board of Directors of the Company is composed of four directors who are not employees of the Company. Members of the committee are independent under rules of the New York Stock Exchange. The names of the members of this committee as of the date of this proxy statement appear at the end of this report.

      The Audit Review Committee oversees the Company’s financial reporting process on behalf of the Company’s Board of Directors and is directly responsible for the appointment, compensation and oversight of the Company’s independent public accountants. The committee maintains a charter that outlines its responsibilities. The committee met six times during fiscal year 2002.

      The Audit Review Committee has considered the requirements of the Sarbanes Oxley Act of 2002 with respect to the responsibilities of audit committees of public companies. The Audit Review Committee and the Company’s full board of directors are committed to compliance with all provisions of that statute and related regulations. Even before passage of the Sarbanes Oxley Act, the Audit Review Committee and the Company had taken a number of actions in this regard, including placing decision making authority on the Audit Review Committee with respect to the appointment, compensation and oversight of the independent public accountants. Further actions will be taken by the Audit Review Committee and the board of directors as statutory and regulatory provisions become effective for audit committees and independent auditors.

      As disclosed elsewhere in this proxy statement, upon recommendation of the Audit Review Committee, the Company appointed the firm of Deloitte & Touche LLP as the Company’s independent public accountants effective May 16, 2002, replacing the Company’s prior auditors, Arthur Andersen LLP. Statements in this Audit Review Committee report with respect to the independent public accountants apply to each of the audit firms during their respective terms as auditors for the Company.

      The Audit Review Committee reviewed and discussed the Company’s audited financial statements with management of the Company and the independent public accountants. The Audit Review Committee discussed with the Company’s internal auditor and the independent public accountants the overall scope and specific plans for their respective audits and the adequacy of the Company’s internal controls.

      The Audit Review Committee discussed with the independent public accountants those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The committee received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The committee discussed with the independent accountants the issue of their independence from the Company. The Audit Review Committee also has considered whether the provision of non-audit services by the Company’s principal auditor is compatible with maintaining auditor independence.

      Based on the review and discussions referred to above, the Audit Review Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2002, for filing with the Securities and Exchange Commission.

AUDIT REVIEW COMMITTEE

Karen Hastie Williams (Chair)
Daniel J. Callahan, III
George P. Clancy, Jr.
Philip A. Odeen

FISCAL YEAR 2002 AUDIT FIRM FEE SUMMARY

      During fiscal year 2002, the Company retained its principal auditor, Deloitte & Touche LLP, to provide services in the following categories and amounts.

Audit Fees	$765,000

Financial Information Systems Design and Implementation Fees	$-0-

All Other Fees	$15,000	*

Total Fees	$780,000

*	“All other fees” were paid for advice regarding tax matters.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

      Effective May 15, 2002, the boards of directors of the Company and its natural gas utility subsidiary, Washington Gas Light Company (collectively, the “Registrants”), dismissed the firm of Arthur Andersen LLP (“Arthur Andersen”) as their independent auditor. Effective May 16, 2002, the boards of directors of the Registrants appointed the firm of Deloitte & Touche LLP to serve as their independent auditor. These actions were taken by the boards of directors following the recommendation of the Audit Review Committees of the boards of both Registrants.

      Deloitte & Touche LLP served as the independent auditor for the Registrants for the third and fourth quarters of the Company’s fiscal year which ended on September 30, 2002 and for the full fiscal year 2002 results.

      Arthur Andersen’s reports on the financial statements for the Registrants for the fiscal years ended September 30, 2000 and September 30, 2001 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      During the Registrants’ two fiscal years ended September 30, 2001 and through May 15, 2002, prior to engaging Deloitte & Touche LLP, there were no disagreements between Arthur Andersen and the Registrants on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures which, if not resolved to the satisfaction of Arthur Andersen, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its report. There were also no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934 (“Regulation S-K”) during the Registrants’ two fiscal years ended September 30, 2001 and through May 15, 2002.

      The Registrants have provided Arthur Andersen with a copy of the foregoing disclosures. A copy of Arthur Andersen’s letter dated May 15, 2002, stating its agreement with these statements was filed as an exhibit to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2002.

      During each of the Registrant’s two most recent fiscal years ended September 30, 2001 and through May 15, 2002, prior to engaging Deloitte & Touche LLP, the Registrants did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed; or with respect to the type of audit opinion that might be rendered on the Registrants’ consolidated financial statements; or with respect to any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

      The Company’s common stock was first issued to the public effective November 1, 2000, in exchange for shares of Washington Gas Light Company. Accordingly, the following graph shows the yearly cumulative total shareholder return on Washington Gas Light Company’s common stock from September 30, 1997 through October 31, 2000, and WGL Holdings common stock from November 1, 2000 through September 30, 2002 against the cumulative total return of the Standard & Poor’s 500 Stock Index and the Dow Jones Utility Average for the period of five years commencing September 30, 1997 and ending September 30, 2002.

Comparison of Five-Year Cumulative Total Returns*

*	Assumes reinvestment of dividends daily for Standard & Poor’s 500, quarterly for the Dow Jones Utility Average and WGL Holdings/ Washington Gas. This calculation is based on $100 invested on September 30, 1997.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      At a meeting held December 18, 2002, the audit review committee of the board of directors appointed the firm of Deloitte & Touche LLP, independent public accountants, to audit the books, records and accounts of the Company for fiscal year 2003. The audit review committee recommends that the shareholders ratify this appointment.

      Representatives of Deloitte & Touche LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The board of directors recommends a vote “FOR” this proposal.

PROPOSAL 3

APPROVAL OF DIRECTORS’ STOCK COMPENSATION PLAN, AS AMENDED AND RESTATED

      The full text of the Directors’ Stock Compensation Plan, as Amended and Restated, is included as Exhibit A to this Proxy Statement, and the following description is qualified in its entirety by reference to Exhibit A.

      The board of directors of the Company recommends that shareholders approve an amendment and restatement of the Company’s Directors’ Stock Compensation Plan (the “Directors’ Stock Plan”). The principal amendments to the Directors’ Stock Plan will increase the aggregate number of shares of the Company’s common stock (“common stock”) reserved for awards under the Directors’ Stock Plan from 40,000 shares to 120,000 shares, subject to adjustment for stock dividends, stock splits, consolidations or other changes in the Company’s capitalization. Under the Plan, as amended and restated, each non-employee director will continue to be awarded 800 shares annually, subject to adjustment, but the amendments expressly permit the board of directors to change the number of shares awarded to non-employee directors under the Directors’ Stock Plan. The amendments also eliminate a specific date for termination of the Directors’ Stock Plan, permit the board to determine the date of grants and to grant proportionate awards to non-employee directors who join the board or who first become eligible for an award during any year.

Description of the Directors’ Stock Plan, As Amended and Restated

      Purposes: The Directors’ Stock Plan is intended to assist the Company in promoting the identity of interest between the Company’s non-employee directors and its shareholders. It also is intended to assist the Company in attracting and retaining non-employee directors. These purposes are promoted through use of common stock as a portion of the retainer payable to non-employee directors.

      Awards: Shares of the Company’s common stock will be awarded to each non-employee director on January 1 of each year during the term of the Plan or on such other date as may be determined by the board of directors. Currently, each participant receives 800 shares of the Company’s common stock. The board of directors may from time to time increase or decrease the number of shares to be awarded to individual participants. The board of directors may grant a proportionate award to a non-employee director who joins the board during any year or becomes eligible for an award.

      The shares of common stock awarded under the Directors’ Stock Plan are nonforfeitable and the participating directors are immediately and fully vested in those shares. Subject to any applicable limitations under the securities laws and Company policies, directors may sell shares issued under the Directors’ Stock Plan at any time.

      Shares Authorized: Up to 120,000 shares of the Company’s common stock may be issued under the Directors’ Stock Plan. This aggregate limit will be adjusted to reflect stock dividends, stock splits, consolidations or other changes in the Company’s capitalization.

      The Company’s board of directors may amend or terminate the Directors’ Stock Plan at any time. Any amendment will be subject to shareholder approval if required by law, stock exchange policy or other determination by the board of directors.

      The following table illustrates the total benefits which were provided to all non-employee directors under the Directors’ Stock Plan in Fiscal Year 2002. There were 800 shares of common stock awarded to each non-employee director under the Directors’ Stock Plan during fiscal year 2002. An additional 800 shares were awarded to participants on January 1, 2003.

New Plan Benefits

Directors’ Stock Compensation Plan

Position	Value	Number of Shares

Non-employee directors	$163,408	5,600 shares

      As of January 1, 2003, the Committee had granted awards with respect to 35,717 shares of common stock under the Directors’ Stock Plan and seven directors were participants in the plan. As of that date, 4,283 shares remained available for awards under the Directors’ Stock Plan. As noted above, the proposed amendments would add 80,000 shares to the Directors’ Stock Plan.

The board of directors recommends a vote “FOR” the approval of the

Company’s Directors’ Stock Compensation Plan, as Amended and Restated.

PROPOSAL 4

APPROVAL OF 1999 INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED

      The full text of the 1999 Incentive Compensation Plan, as Amended and Restated is included as Exhibit B to this Proxy Statement, and the following description is qualified in its entirety by reference to Exhibit B.

      The board of directors of the Company recommends shareholders approve an amendment and restatement of the Company’s 1999 Incentive Compensation Plan (the “1999 Plan”). The current form of the 1999 Plan was approved by shareholders of Washington Gas Light Company at the annual meeting of shareholders on February 24, 1999. Upon implementation of the holding company structure effective November 1, 2000, WGL Holdings, Inc. assumed the current version of the 1999 Plan.

      The principal amendments to the 1999 Plan will (i) increase the aggregate number of shares of the Company’s common stock (“common stock”) reserved for delivery pursuant to grants of awards under the 1999 Plan from 1,000,000 shares to 2,000,000 shares, (ii) change the method of determining the number of shares reserved for awards by deleting a requirement that reserves be determined immediately following the date of grant of an award, (iii) provide that options are exercisable not later than ten years from their grant date, (iv) delete provisions regarding loans to participants, and (v) increase annual per-participant limitations from 200,000 shares of common stock to 400,000 shares of common stock, and cash and property awards to an amount equal to the fair market value of 400,000 shares of common stock. The amendments also expressly prohibit repricing of outstanding options without prior approval of shareholders of the Company and include other minor changes for purposes of clarification and consistency with current law.

      The Company also recommends the shareholders approve the restatement of the 1999 Plan, as amended. The purpose of this approval is to ensure that the shareholders have reapproved the entire 1999 Plan as amended, including the performance criteria that may be used by the Human Resources Committee of the board of directors (the “Committee”) in granting performance-based awards under the 1999 Plan, so that such awards will qualify for the performance-based exception to the deduction limitations under the Internal Revenue Code.

      Key features of the 1999 Plan, as amended and restated, include:

•	Options may not be repriced without prior approval of shareholders of the Company.

•	The exercise price per share of stock under an option must be not less than the fair market value of the common stock of the Company on the date of grant.

•	The shares of stock and cash which may be granted to any individual are limited in any one plan year, subject to adjustment for certain specified events.

•	The aggregate number of restricted shares which may be awarded is limited to 300,000 shares.

•	Performance goals are used for performance based awards.

      As of January 1, 2003, the Committee had granted awards with respect to 926,527 shares of common stock under the 1999 Plan. As of that date, 73,473 shares remained available for grants under the 1999 Plan. As noted above, the proposed amendments would add 1,000,000 shares of common stock to the 1999 Plan reserve.

Description of the 1999 Plan, As Amended and Restated

      Authority of Committee. Awards under the 1999 Plan are generally granted by the Human Resources Committee of the Board (the “Committee”). The Committee has the authority, among other things, to (i) select the persons to be granted awards; (ii) determine the form of awards, or combinations thereof, and whether such awards are to operate on a tandem basis or otherwise in conjunction with other awards; (iii) determine the number of shares of common stock, units or other rights covered by an award; and (iv) determine the other terms and conditions of awards, including any restrictions on transfer, any performance goals, any vesting schedules and any deferral or forfeiture provisions, and any acceleration or waiver thereof. Awards granted under the 1999 Plan are not assignable or transferable except by the laws of descent and distribution or as may be permitted by the Committee.

      Eligibility. Executive officers and other key employees of the Company or of any of the Company’s subsidiaries, including any member of the board of directors who is also an employee, and persons who provide consulting or other services to the Company or any subsidiary deemed by the Committee to be of substantial value, are eligible to be granted Awards. In addition, persons who have been offered employment by the Company or any subsidiary, and persons employed by an entity that the Committee reasonably expects to become a subsidiary, are eligible to be granted Awards. As of January 14, 2003, there were 14 executive officers and 3 other employees participating in the 1999 Plan. It is not possible to estimate the total number of persons who may be eligible to be granted awards under the 1999 Plan.

      Types of Awards. Awards authorized under the 1999 Plan include: (i) options to purchase shares of common stock, including incentive stock options (“ISOs”) and non-qualified stock options, which will be granted at not less than 100% of the fair market value of the common stock on the date of grant; (ii) stock appreciation rights (“SARs”), whether in conjunction with the grant of stock options or independent of such grant, which will be granted at not less than 100% of the fair market value of the common stock on the date of grant; (iii) common stock subject to restrictions on transferability and other restrictions, with respect to which a participant will generally have the rights of a shareholder during the period of restriction (“Restricted Stock”); (iv) common stock to be delivered after the expiration of a deferral period, with respect to which the participant will generally not have the rights of a shareholder during the period of deferral; (v) common stock granted as a bonus or in lieu of Company obligations to pay cash under other plans or compensatory arrangements; (vi) dividend equivalents, consisting of a right to receive cash, common stock, other awards or other property equal in value to dividends paid with respect to a specified number of shares of common stock; and (vii) other awards, including awards that are payable, in whole or in part, in shares of common stock or the value of which are based, in whole or in part, on the value of shares of common stock (“Other Stock-Based Awards”), and awards to be settled, in whole or in part, in cash or other property other than common stock (“Cash Awards”).

      Shares Reserved and Award Limits. The total number of shares of common stock that may be delivered pursuant to awards under the 1999 Plan will not exceed an aggregate of 2,000,000, subject to appropriate adjustment to prevent dilution or enlargement of participants’ rights in the event of a major corporate event affecting the common stock, or in recognition of unusual or nonrecurring events or changes in applicable laws, regulations or accounting principles affecting the Company or a subsidiary or their financial statements. This aggregate total includes the number of shares authorized for awards under the 1999 Plan as originally approved by shareholders. Shares subject to any award which is canceled, expired, forfeited, settled in cash or otherwise terminated without delivery of shares of common stock will again be available for awards, including shares of restricted stock that are forfeited and shares withheld or surrendered in payment of the exercise price of an award or taxes related to an award. The 1999 Plan provides that the number of shares of common stock delivered pursuant to the exercise of ISOs may not exceed 1,000,000, and that the number of shares of common stock delivered in the form of Restricted Stock may not exceed 300,000, both subject to adjustment. The 1999 Plan also includes the following per-participant limitations, subject to adjustment: No participant may be granted awards in any one plan year (which is the Company’s fiscal year) relating to more than 400,000 shares of common stock. In addition, with respect to Cash Awards, no participant may be paid during any plan year cash or other property that exceeds the fair market value of 400,000 shares of common stock, determined at the date of grant or the date of settlement of the Cash Award, whichever is greater.

      Performance Goals. The terms of the 1999 Plan are intended to, among other things, permit the Committee to impose performance goals with respect to any award, thereby requiring forfeiture of all or part of any award if such performance goals are not met, or linking the time or amount of exercisability, vesting, payment or settlement of an award to the achievement of performance goals. The 1999 Plan provides that the performance goals will be based on certain specified business criteria which are intended to encompass a wide range of financial and operational activities of the Company on a consolidated basis and/or for specified subsidiaries or business units of the Company. One or more of the following business criteria will be used by the Committee in establishing the performance goals for such awards (these criteria are the same as originally approved by shareholders in February 1999): (i) earnings; (ii) net income; (iii) net income applicable to common stock; (iv) revenue; (v) cash flow; (vi) return on assets; (vii) return on net assets; (viii) return on invested capital; (ix) return on equity; (x) profitability; (xi) economic value added; (xii) operating margins or profit margins; (xiii) income before income taxes; (xiv) income before interest and income taxes; (xv) income before interest, income taxes, depreciation and amortization; (xvi) total return on common stock; (xvii) book value; (xviii) expense management; (xix) capital structure and working capital; (xx) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, gross profit, market penetration, geographic business expansion, cost targets or goals relating to acquisitions or divestitures; (xxi) costs; (xxii) employee morale or productivity; (xxiii) customer satisfaction or loyalty; (xxiv) customer service; (xxv) compliance programs; (xxvi) gas delivered; (xxvii) system reliability; (xxviii) adequacy and security of gas supply; and (xxix) safety. The levels of performance required with respect to such business criteria may be expressed in absolute or relative terms, including, without limitation, per share amounts and comparisons to the performance of a published or special index deemed applicable by the Committee, such as the Standard & Poor’s 500 Stock Index or the performance of one or more comparator companies. In establishing the level of the performance goal to be attained, the Committee may disregard or offset the effect of such factors as extraordinary and/or nonrecurring events as determined by the Company’s independent certified public accountants in accordance with generally accepted accounting principles and changes in or modifications to accounting standards as may be required by the Financial Accounting Standards Board. Achievement of performance goals with respect to such awards will be measured over a period of not less than one year nor more than five years, as the Committee may specify. Performance goals may differ for awards to different participants. The Committee will specify the weighting to be given to each business criterion for purposes of determining the final amount payable with respect to an award. The Committee may reduce the amount of a payout otherwise to be made in connection with the award, but may not exercise its discretion to increase such amount, and the Committee may consider other performance goals in exercising such negative discretion. All determinations by the Committee as to the attainment of performance goals will be in writing. The Committee may not delegate any responsibility with respect to an award that is intended to qualify as “performance-based compensation” under Internal Revenue Code section 162(m).

      Change of Control. The 1999 Plan also includes certain acceleration and payout features in the event of a Change of Control (as defined in Section 2(d) of the Plan). In such event, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance goals with respect to the exercisability, vesting, payment or settlement of an award will immediately lapse, and all awards will be immediately paid or settled in common stock, except as otherwise provided by the Committee.

      Amendment and Termination. The 1999 Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without shareholder approval unless the Board seeks to increase the number of shares of common stock subject to the Plan or shareholder approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the common stock is then listed or quoted. Shareholder approval will not be deemed to be required under laws or regulations that condition favorable tax treatment on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstances in which it deems such approval advisable.

      Other Matters. Awards that may in the future be granted to the Company’s Chief Executive Officer, to the four other most highly compensated executive officers or to other groups of persons, and the number of persons in such groups, are discretionary and therefore cannot be determined at this time. On January 14, 2003, the closing price of the common stock on the New York Stock Exchange was $24.57 per share.

Federal Income Tax Consequences

      The following is a brief description of the federal income tax consequences generally arising with respect to awards granted under the 1999 Plan. This discussion is intended for the information of shareholders considering how to vote on approval of the 1999 Plan, and not as tax guidance to participants in the 1999 Plan.

      The grant of an option, SAR or Other Stock-Based Award in the nature of a purchase right will create no tax consequences for the participant or the Company. Upon exercising an ISO, a participant will not have taxable income (except that the alternative minimum tax may apply), and the Company will receive no deduction at that time. Upon exercising an option other than an ISO (including an Other Stock-Based Award in the nature of a purchase right), the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares of common stock received. In each case, the Company will generally be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

      A participant’s disposition of shares of common stock acquired upon the exercise of an option, SAR or Other Stock-Based Award in the nature of a purchase right generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding period). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired upon exercise of an option or other award, except that the Company will generally be entitled to a deduction (and the participant will recognize ordinary income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

      With respect to awards granted under the 1999 Plan that may be settled in cash, common stock, other awards or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares, other awards or other property so received. The Company will generally be entitled to a deduction for the same amount. With respect to awards involving shares, other awards or other property that are restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of such shares, other awards or other property received at the first time the shares, other awards or other property becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of such shares, other awards or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, and, if the participant so elects, the Company will be entitled to a deduction at such time. If the participant subsequently forfeits such shares, other awards or other property, the participant would not be entitled to any deduction, including a capital loss, for the value of the shares, other awards or other property on which he previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty days after the receipt of the restricted shares, other awards or other property. Different tax rules may apply in other kinds of transactions under the 1999 Plan, including those involving payment of the exercise price of an option by surrender of previously acquired shares.

      Internal Revenue Code section 162(m) generally disallows a deduction to a public company for annual compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million. However, compensation that qualifies as “performance-based compensation” is excluded from the $1 million limitation and, therefore, remains fully deductible by the company. The Company intends that options, SARs and other awards designated as such, the exercisability, vesting, payment or settlement of which is expressly conditioned upon achievement of performance goals based on one or more of the business criteria described above, may qualify as “performance-based compensation” for purposes of Code section 162(m), although other awards under the 1999 Plan may not so qualify.

The board of directors recommends a vote “FOR” the approval of the

Company’s 1999 Incentive Compensation Plan, as Amended and Restated.

PROPOSAL 5

SHAREHOLDER PROPOSAL

      Mrs. Evelyn Y. Davis, whose address is The Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, D.C. 20037, has given notice of her intention to present a proposal for consideration by the shareholders at the annual meeting. The proposal of Mrs. Davis, who is owner of record of 280 shares of common stock of the Company, is set forth below in the form of a resolution along with her supporting statement.

       Your board of directors and the management of WGL Holdings, Inc. oppose the adoption of the following proposal for the reasons stated after the proposal and, therefore, recommend that shareholders vote “AGAINST” the proposal.

Shareholder Proposal

      RESOLVED, “That the shareholders of WGL Holdings, Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

      The statement submitted by Mrs. Davis in support of her resolution is as follows:

      REASONS: “Many states have mandatory cumulative voting, so do National Banks.” “In addition, many corporations have adopted cumulative voting.”

      Last year the owners of 8,537,464 shares, representing approximately 29.3% of the shares voting, voted for this proposal.

      “If you AGREE, please mark your proxy FOR this resolution.”

Opposition of Your Board of Directors and the Management and Reasons Therefor

      Your board of directors believes it is important for each member of the board to represent all shareholders, not just a particular interest group or faction.

      Persons serving on the Company’s board of directors have wide experience in law, business and finance. Directors are not elected to represent a particular viewpoint, and the directors do not believe it is desirable to select candidates for election in that manner.

      These objectives of your directors are fundamentally different from the objectives of a cumulative voting procedure. Cumulative voting could permit a relatively small group of shareholders to elect a particular director. A director elected through cumulative voting might therefore become (or appear to become) an advocate for a particular shareholder group. This result would be directly opposite to the purpose of having each member of your board of directors represent all shareholders.

      Mrs. Davis states that “many states have mandatory cumulative voting” and that “many corporations have adopted cumulative voting.” However, according to studies published in 2000, 2001 and 2002 by the Investor Responsibility Research Center (the “IRRC”), while at one time nearly half the states mandated cumulative voting, only six states now require cumulative voting. The IRRC also reports that among S&P 500 companies surveyed, the number adopting cumulative voting has declined since 1996, when approximately 14% provided for cumulative voting, to approximately 10% in 2002. Among MidCap companies, there was a drop from 11% having cumulative voting in 1998 to 9% in 2002. Only SmallCap companies reported an increase in the number using cumulative voting, from 9% of companies in 1998 to 11% in 2002.*

      For these reasons, the board of directors and the management oppose the proposed resolution.

      Mrs. Davis has submitted substantially the same proposal each year since 1986 and it has been defeated by our shareholders each year.

       The board of directors and the management of the Company recommend a vote “AGAINST” the adoption of this shareholder proposal.

*	The IRRC takes no position either supporting or opposing this proposal on cumulative voting.

OTHER MATTERS

      The board of directors knows of no other matters to be brought before the annual meeting. However, if any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote in accordance with their best judgment on such matters.

      The annual report for 2002, including financial statements, was first mailed to shareholders on or about January 13, 2003.

      Upon written request, the Company will furnish without charge a copy of its most recent annual report on Form 10-K. Please direct these requests to: Shelley Jennings, Treasurer, WGL Holdings, Inc., 1100 H St., N.W., Washington, D.C. 20080.

      The solicitation of proxies is being made on behalf of the board of directors, and the cost will be borne by the Company. Brokerage houses and other custodians will be reimbursed by the Company for their expenses in forwarding proxy materials to principals. Further solicitation of proxies may be made by telephone or other communication by regular employees of the Company. Morrow & Company has been retained by the Company for a fee of $6,000, plus expenses, to assist in the solicitation of proxies.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

      Any shareholder who wishes to submit a proposal for printing in the Company’s proxy statement for the annual meeting of shareholders to be held in year 2004 (expected to be held in March 2004) must submit that proposal so it is received by the Company’s corporate secretary no later than the close of business on October 8, 2003. To be included in the Company’s proxy statement, the shareholder proposal must meet the requirements of the applicable rules of the Securities and Exchange Commission. Proposals should be addressed to the corporate secretary, WGL Holdings, Inc., 1100 H St., N.W., Washington, D.C. 20080.

      Other business matters to be brought by shareholders, including any nominations for board membership, can only be considered at the shareholder meeting in accordance with advance notice provisions of the Company’s bylaws. Notice of these matters must be received by the Company’s corporate secretary not later than the close of business on January 5, 2004. Notice of such matters should be addressed to the corporate secretary, WGL Holdings, Inc., 1100 H St., N.W., Washington, D.C. 20080. A copy of the corporate bylaws which describes the advance notice procedures can be obtained from the corporate secretary at the address shown in this paragraph.

VOTING BY PROXY

      Proxy cards will be voted as specified, but if not otherwise marked they will be voted: “FOR” Proposals (1), (2), (3) and (4) and “AGAINST” Proposal (5).

By order of the board of directors,

Douglas V. Pope
Secretary

February 3, 2003

Exhibit A

WGL HOLDINGS, INC.

DIRECTORS’ STOCK

COMPENSATION PLAN, AS AMENDED AND RESTATED

March 5, 2003

WGL HOLDINGS, INC.

DIRECTORS’ STOCK COMPENSATION PLAN,

As Amended and Restated

March 5, 2003

ARTICLE I

DEFINITIONS

      1.01     Affiliate means any “subsidiary” or “parent” corporation of the Company (as such terms are defined in section 424 of the Code).

      1.02     Board means the Board of Directors of the Company.

      1.03     Code means the Internal Revenue Code of 1986, as amended.

      1.04     Common Stock means the common stock of the Company.

      1.05     Company means WGL Holdings, Inc. and includes any predecessor or successor in interest.

      1.06     Date of Award means each January 1 or such other date as determined by the Board during the term of the Plan.

      1.07     Fair Market Value means, on any given date, the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange or, if the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by The Wall Street Journal.

      1.08     Participant means a member of the Board who satisfies the requirements of Article IV.

      1.09     Plan means the WGL Holdings, Inc. Directors’ Stock Compensation Plan, as Amended and Restated.

ARTICLE II

PURPOSES

      The Plan is intended to assist the Company in promoting a greater identity of interest between the Company’s non-employee directors and its shareholders, and to assist the Company in attracting and retaining non-employee directors by affording Participants an opportunity to share in the future success of the Company.

ARTICLE III

ADMINISTRATION

      The Plan shall be administered by the Human Resources Committee of the Company’s Board of Directors, or such other person or group as the Board of Directors may designate, in a manner that is consistent with the provisions of this Plan. The person or group administering the Plan shall not be liable for any act done in good faith with respect to this Plan. All expenses of administering this Plan shall be borne by the Company and its Affiliates.

ARTICLE IV

ELIGIBILITY

      Each member of the Board who is not an employee of the Company or an Affiliate, and who has not been employed by the Company or any of its Affiliates during the twelve months preceding the Date of Award will participate in the Plan during his or her service on the Board.

ARTICLE V

AWARDS

      Shares of Common Stock will be awarded to each Participant as of each Date of Award. Subject to Article VIII’s limitation on the number of shares of Common Stock which may be issued under the Plan, on each Date of Award each Participant will be awarded 800 shares of common stock, as may be adjusted under Article VIII. The Board may from time to time increase or decrease the number of shares to be awarded to individual Participants under the Plan. The Board may grant a proportionate award to a Participant who joins the Board or becomes eligible for an award during any year.

ARTICLE VI

VESTING OF SHARES

      The shares of Common Stock awarded under the Plan will be immediately vested and nonforfeitable. Subject to the requirements of Article IX, the shares awarded under the Plan may be sold or transferred by the Participant at any time.

ARTICLE VII

SHAREHOLDER RIGHTS

      Participants will have all the rights of shareholders with respect to shares of Common Stock awarded under the Plan. Accordingly, Participants will be entitled to vote the shares and receive dividends.

ARTICLE VIII

SHARES AUTHORIZED

      Up to one hundred twenty thousand (120,000) shares of Common Stock may be awarded under the Plan. If the Company effects one or more stock dividends, stock split-ups, subdivisions, reclassifications, or consolidations of shares, or other similar changes in capitalization after the Plan’s adoption by the Board, the maximum number of shares that may be awarded under the Plan shall be proportionately adjusted.

ARTICLE IX

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

      No Common Stock shall be awarded and no certificates for shares of Common Stock shall be delivered under the Plan except in compliance with all applicable federal and state laws and regulations, any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on the opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock issued under the Plan may bear such legends and statements as the

Company may deem advisable to assure compliance with federal and state law and regulations. No Common Stock shall be awarded and no certificates for shares of Common Stock shall be delivered until the Company has obtained such consent or approval as it may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE X

GENERAL PROVISIONS

      10.01     Unfunded Plan. The Plan, insofar as it provides for awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by awards under the Plan. Any liability of the Company to any person with respect to any award under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

      10.02     Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The references to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provisions of law.

ARTICLE XI

AMENDMENT OF PLAN

      The Board may amend the Plan from time to time. No amendment may become effective until shareholder approval is obtained if such approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Common Stock may be listed, or if the Board in its discretion determines that the obtaining of such shareholder approval is for any reason advisable. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any award outstanding at the time such amendment is made.

ARTICLE XII

DURATION OF PLAN

      The Plan will continue until terminated by the Board. The Plan will terminate automatically, without action by the Board, if there are insufficient shares available to make the awards described in the Plan.

ARTICLE XIII

EFFECTIVE DATE OF PLAN

      The Plan will become effective once it is adopted by the Board and approved by a majority of the votes cast at a duly held shareholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan. No awards will be made under the Plan prior to approval of the Plan by the Company’s shareholders.

Exhibit B

WGL HOLDINGS, INC.

1999 INCENTIVE

COMPENSATION PLAN, AS AMENDED AND RESTATED

March 5, 2003

WGL HOLDINGS, INC.

1999 INCENTIVE COMPENSATION PLAN,

As Amended and Restated

March 5, 2003

SECTION 1

PURPOSE

      Purpose. The purpose of this 1999 Incentive Compensation Plan, as Amended and Restated (the “Plan”) of WGL Holdings, Inc., a Virginia corporation (the “Company”), is to advance the interests of the Company and its shareholders by providing for incentive compensation triggered by factors related to operational excellence, customer service, utility reliability and others as a means to attract, retain and reward officers and other key employees of, and consultants and other service providers to, the Company and Subsidiaries and to enable such persons to acquire or increase their interests in the Company and its success, thereby promoting a closer identity of interests between such persons and the Company’s shareholders. The Plan is intended to qualify certain compensation awarded under the Plan as “performance-based compensation” under Code section 162(m) to the extent deemed appropriate by the Committee.

SECTION 2

GENERAL DEFINITIONS

      Definitions. The definitions of awards under the Plan, including Options, SARs, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents, Other Stock-Based Awards and Cash Awards, are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” For purposes of the Plan, the following additional terms shall be defined as set forth below:

(a) “Award Agreement” means any written agreement, contract, notice or other instrument or document evidencing or relating to an Award.

(b) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his most recent written beneficiary designation filed with the Committee to exercise the rights and receive the benefits specified under an Award upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to exercise such rights and receive such benefits.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of the Company or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, or any corporation controlled by or otherwise affiliated with the Company, (C) any acquisition by any employee benefit plan (or related trust)

sponsored or maintained by the Company or any corporation controlled by or otherwise affiliated with the Company; or (D) any transaction described in clauses (A), (B), and (C) of paragraph (iv) of this definition; or

(ii) Individuals who, as of the close of business on November 1, 2000, constituted the Board of Directors of the Company (the “Incumbent Company Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to November 1, 2000 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Company Board shall be considered as though such individual were a member of the Incumbent Company Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Company Board; or

(iii) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of Washington Gas Light Company (the “Utility”) or (B) the combined voting power of the then-outstanding voting securities of the Utility entitled to vote generally in the election of directors; provided, however, that for purposes of this paragraph (iii), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Utility, (B) any acquisition by the Utility or any corporation controlled by or otherwise affiliated with the Utility, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Utility or any corporation controlled by or otherwise affiliated with the Utility; or (C) any transaction described in clauses (A) and (B) of paragraph (v) of this definition; or

(iv) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Company common stock and outstanding Company voting securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Company Board at the time of the execution of the initial agreement, or of such Incumbent Company Board, providing for such Business Combination; or

(v) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Utility (a “Utility Business Combination”), in each case unless, following such Utility Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, directly or indirectly, respectively, of the outstanding Utility common stock and the outstanding Utility voting securities immediately prior to such Utility Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Utility Business Combination in substantially the same proportions as their ownership, immediately prior to such Utility Business Combination, of the outstanding Utility common stock and outstanding Utility voting securities, as the case may be, and (B) no Person (excluding any corporation resulting from such Utility Business Combination or any employee benefit plan (or related trust) of the Utility or such corporation resulting from such Utility Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Utility Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Utility Business Combination; or

(vi) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of this definition, the term “affiliated” includes any entity controlled by, controlling or under common control with the entity referred to.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include the regulations thereunder and successor provisions and regulations thereto.

(f) “Committee” means the committee appointed by the Board to administer the Plan or, if no committee is appointed, the Board.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include the rules thereunder and successor provisions and rules thereto.

(h) “Fair Market Value” means, on any given day, the closing price of one share of Stock as reported on the New York Stock Exchange composite tape on such day or, if the Stock was not traded on such day, then on the next preceding day that the Stock was traded, all as reported by such source as the Committee may select.

(i) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code section 422.

(j) “Participant” means a person who, at a time when eligible under Section 5, has been granted an Award.

(k) “Plan Year” means the Company’s fiscal year.

(l) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(m) “Stock” means the common stock, no par value, of the Company and such other securities as may be substituted for Stock or for such other securities pursuant to Section 4(c).

(n) “Subsidiary” or “Subsidiaries” means any corporation or corporations which, together with the Company, would form a group of corporations described in Code section 424(f). The term shall include the Utility. The term shall also refer to any entity designated as such by the Board for purposes of the Plan.

(o) “Utility” means Washington Gas Light Company.

SECTION 3

ADMINISTRATION

      (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select persons to whom Awards may be granted;

(ii) to determine the type or types of Awards to be granted to each such person;

(iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award (including, without limitation, any exercise price, any grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability, forfeiture, exercisability or settlement and any waivers or accelerations thereof and any performance conditions (including, without limitation, any performance conditions relating to Awards not intended to be governed by Section 7(e) and any waivers and modifications thereof), based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award;

(iv) to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited or surrendered;

(v) to determine whether, to what extent and under what circumstances cash, Stock, other Awards or other property payable with respect to an Award will be deferred either automatically, or at the election of the Committee or of the Participant;

(vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(viii) to correct any defect or omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations or Award Agreement; and

(ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the proper administration of the Plan.

      Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including, without limitation, for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board.

      (b) Manner of Exercise of Committee Authority. Any determination or action of the Committee with respect to the Plan or any Award shall be taken in the sole and absolute discretion of the Committee and shall be final, conclusive and binding on all persons, including, without limitation, the Company, any Subsidiary, any Participant, any person claiming any rights or interests under the Plan or any Award from or through any Participant and the Company’s shareholders, except to the extent that the Committee may subsequently modify, or make a further determination or take further action not consistent with its prior determination or action. If not specified in the Plan, the time at which the Committee must or may make any determination or take any action shall be determined by the Committee, and any such determination or action may thereafter be modified by the Committee (subject to Sections 8(e) and 8(f)). The express grant of any specific power to the Committee, the making of any determination or the taking of any action by the Committee or the failure to make any determination or take any action shall not be construed as limiting any power or authority of the Committee. Except as provided in Section 7(e), the Committee may delegate to officers or managers of the Company or any Subsidiary authority, subject to such terms and conditions as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

      (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any determination, action or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such determination, action or interpretation.

SECTION 4

STOCK SUBJECT TO THE PLAN AND MAXIMUM AWARDS

      (a) Shares of Stock Reserved. Subject to adjustment as provided in Section 4(c), the total number of shares of Stock reserved and available for delivery pursuant to Awards shall not exceed 2,000,000. Shares subject to any Award which is canceled, expired, forfeited, settled in cash or otherwise terminated without delivery of fully tradeable shares of Stock to the Participant (or Beneficiary), including, without limitation, shares of Restricted Stock that are forfeited and shares of Stock withheld or surrendered in payment of any exercise price of an Award or taxes related to an Award, shall again be available for delivery pursuant to Awards. Notwithstanding the foregoing, the number of shares that may be delivered upon the exercise of ISOs shall not exceed 2,000,000, and the number of shares that may be delivered in the form of Restricted Stock shall not exceed 300,000, in each case subject to adjustment as provided in Section 4(c). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired by the Company.

      (b) Annual Per-Participant Limitations. During any Plan Year, no Participant may be granted Awards relating to more than 400,000 shares of Stock, subject to adjustment as provided in Section 4(c). In addition, with respect to Cash Awards, no Participant may be paid during any Plan Year cash or other property relating to such Awards that exceeds the Fair Market Value of the number of shares of Stock set forth in the preceding sentence, determined either at the date of grant or the date of settlement, whichever is greater. This provision sets forth two separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of Cash Awards, and vice versa. Awards that may be settled either in Stock or in cash must not exceed either limitation during the applicable Plan Year.

      (c) Adjustments. In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for delivery pursuant to Awards under Section 4(a), including, without limitation, the share limitations for Restricted Stock and ISOs, (ii) the number and kind of shares of Stock specified in the annual per-Participant limitations under Section 4(b), (iii) the number and kind of shares of Stock relating to outstanding Restricted Stock or other Awards in connection with which shares have been issued, (iv) the number and kind of shares of Stock that may be issued in respect of any other outstanding Awards and (v) the exercise price, grant price or purchase price relating to any Awards (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Awards). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of unexercised or outstanding Awards, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence and events constituting a Change of Control) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations or accounting principles. Notwithstanding anything herein to the contrary, without the prior approval of the shareholders of the Company, neither the Board nor the Committee may take any action that would constitute a repricing of an outstanding Option.

SECTION 5

ELIGIBILITY

      Executive officers and other key employees of the Company or of any Subsidiary, including any member of the Board who is also such an employee, and persons who provide consulting or other services to the Company or any Subsidiary deemed by the Committee to be of substantial value, are eligible to be granted Awards. In addition, persons who have been offered employment by the Company or any Subsidiary, and persons employed by an entity that the Committee reasonably expects to become a Subsidiary, are eligible to be granted Awards.

SECTION 6

SPECIFIC TERMS OF AWARDS

      (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose, in connection with any Award, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including, without limitation, terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as provided in Section 6(f), 6(h) or 7(a), or to the extent required to comply with requirements of applicable law, only services may be required as consideration for the grant (but not the exercise) of any Award.

      (b) Options. The Committee is authorized to grant options to purchase Stock on the following terms and conditions (“Options”):

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, that except as provided in Section 7(a), the exercise price shall be not less than the Fair Market Value on the date of grant.

(ii) Time and Method of Exercise. Each Option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the Award Agreement. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which the exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or other property (including, without limitation, awards granted under other Company plans and through “cashless exercise” arrangements, to the extent permitted by applicable law) and the methods by which Stock will be delivered or deemed to be delivered to Participants.

(iii) ISOs. The terms and conditions of any ISOs shall comply in all respects with the requirements of Code section 422. Notwithstanding anything to the contrary herein, no term of the Plan or of any Award Agreement relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted hereunder be exercised, so as to cause the ISOs to fail to qualify as such under Code section 422, unless such result is mutually agreed to by the Company and the Participant.

(iv) Termination of Employment or Service. Unless otherwise determined by the Committee, upon termination of a Participant’s employment or service, as applicable, with the Company and all Subsidiaries, such Participant may exercise any Options during the three-month period following such termination of employment or service, but only to the extent that such Option was exercisable as of such termination of employment or service. Notwithstanding the foregoing, if the Committee determines that such termination is for cause, all Options held by the Participant shall terminate as of the termination of employment or service.

(c) Stock Appreciation Rights. The Committee is authorized to grant Stock appreciation rights on the following terms and conditions (“SARs”):

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value on the date of grant.

(ii) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

(d) Restricted Stock. The Committee is authorized to grant restricted shares of Stock on the following terms and conditions (“Restricted Stock”):

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including, without limitation, the right to vote the Restricted Stock and the right to receive dividends thereon.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of termination resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Stock, the Company may retain physical possession of the certificates and the Participant may be required to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the aggregate amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional shares of Restricted Stock, other Awards or other property, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee.

(e) Deferred Stock. The Committee is authorized to grant deferred shares of Stock subject to the following terms and conditions (“Deferred Stock”):

(i) Award and Restrictions. Delivery of Deferred Stock shall occur upon expiration of the deferral period specified in the Award by the Committee or, if permitted by the Committee, as elected by the Participant. In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at other specified times, separately or in combination at such times, under such circumstances, in installments or otherwise, as the Committee may determine.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which restrictions or forfeiture conditions apply, all Deferred Stock that is at that time subject to such restrictions or forfeiture conditions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of termination resulting from specified causes.

(f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or other property, under other plans or compensatory arrangements.

(g) Dividend Equivalents. The Committee is authorized to grant dividend equivalents entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock (“Dividend Equivalents”). Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards or other property, and shall be subject to such restrictions on transferability and risks of forfeiture, as the Committee may determine.

(h) Other Stock-Based or Cash Awards. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, performance shares, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with a value or payment contingent upon performance of Stock (or any other factors designated by the Committee) and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries (“Other Stock-Based Awards”). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Other Stock-Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee shall determine. Awards that may be settled in whole or in part in cash or other property (not including Stock) may also be granted pursuant to this Section 6(h) (“Cash Awards”). The Committee shall determine the terms and conditions of such Cash Awards.

SECTION 7

CERTAIN PROVISIONS APPLICABLE TO AWARDS

      (a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards may be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company, any business entity to be acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time or as of a different time from the grant of such other Awards or awards.

      (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or any SAR granted in tandem therewith exceed the period permitted under Code section 422.

      (c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

      (d) Legal Compliance.

(i) Compliance with Code Section 162(m). It is the intent of the Company that Options, SARs and other Awards designated as such constitute “performance-based compensation” within the meaning of Code section 162(m). Subject to automatic acceleration and payout resulting from a Change of Control under Section 7(f), if any provision of the Plan or of any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance goals.

(ii) Section 16 Compliance. With respect to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a nonexempt transaction under the Plan if written notice has been given to the Participant regarding the nonexempt nature of such transaction. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities, including, without limitation, derivative securities, acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

      (e)     Performance-Based Awards. The Committee may designate any Award, the exercisability, vesting, payment or settlement of which is subject to the attainment of one or more preestablished performance goals, as a performance-based Award intended to qualify as “performance-based compensation” within the meaning of Code section 162(m). The performance goals for an Award subject to this Section 7(e) shall consist of one or more business criteria, identified below, and a targeted level or levels of performance with respect to such criteria, as specified by the Committee. Performance goals shall be objective and shall otherwise meet the requirements of Code section 162(m)(4)(C). The following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business units of the Company, shall be used by the Committee in establishing performance goals for such Awards: (i) earnings; (ii) net income; (iii) net income applicable to Stock; (iv) revenue (v) cash flow; (vi) return on assets; (vii) return on net assets; (viii) return on invested capital; (ix) return on equity; (x) profitability; (xi) economic value added; (xii) operating margins or profit margins; (xiii) income before income taxes; (xiv) income before interest and income taxes; (xv) income before interest, income taxes, depreciation and amortization; (xvi) total return on Common Stock; (xvii) book value; (xviii) expense management; (xix) capital structure and working capital; (xx) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, gross profit, market penetration, geographic business expansion, cost targets or goals relating to acquisitions or divestitures; (xxi) costs; (xxii) employee morale or productivity; (xxiii) customer satisfaction or loyalty; (xxiv) customer service; (xxv) compliance programs; (xxvi) gas delivered; (xxvii) system reliability; (xxviii) adequacy and security of gas supply; and (xxix) safety. The levels of performance required with respect to such business criteria may be expressed in absolute or relative terms, including, without limitation, per share amounts and comparisons to the performance of a published or special index deemed applicable by the Committee, such as the Standard & Poor’s 500 Stock Index or the performance of one or more comparator companies. In establishing the levels of performance to be attained, the Committee may disregard or offset the effect of such factors as extraordinary and/or nonrecurring events as determined by the Company’s independent certified public accountants in accordance with generally accepted accounting principles and changes in or modifications to accounting standards as may be required by the Financial Accounting Standards Board. Achievement of performance goals with respect to such Awards shall be measured over a period of not less than one year nor more than five years, as the Committee may specify. Performance goals may differ for Awards to different Participants. The Committee shall specify the weighting to be given to each business criterion for purposes of determining the final amount payable with respect to any such Award. The Committee may reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(e), but may not exercise its discretion to increase such amount, and the Committee may consider other performance criteria in exercising such negative discretion. All determinations by the Committee as to the attainment of performance goals shall be in writing. The Committee may not delegate any responsibility with respect to an Award that is intended to qualify as “performance-based compensation” within the meaning of Code section 162(m).

      (f) Acceleration and Payout upon a Change of Control. Notwithstanding anything contained herein to the contrary, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance goals with respect to the exercisability, vesting, payment or settlement of an Award shall immediately lapse upon a Change of Control, and all Awards shall be immediately paid or settled; provided, however, that such lapse shall not occur if the Committee determines that such lapse shall not occur.

SECTION 8

GENERAL PROVISIONS

      (a) Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Stock in connection with any Award or to take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation until the Company is satisfied that such laws, regulations and other obligations have been complied with in full. Certificates representing shares of Stock issued under the Plan may be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations, including, without limitation, any requirement that a legend or legends be placed thereon.

      (b) Limitations on Transferability. Awards and other rights or benefits under the Plan shall not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant’s death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise be subject to the claims of creditors and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms and conditions as may then be permitted by the Committee.

      (c) No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or any person the right to be retained in the employ or service, as applicable, of the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate any employee’s employment or any person’s service at any time.

      (d) Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted or exercised, vested, paid or settled any delivery of cash, Stock, other Awards or other property, or from any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and the Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include, without limitation, authority to withhold or receive Stock, other Awards or other property, and to make cash payments in respect thereof, in satisfaction of a Participant’s tax obligations.

      (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of the Company’s shareholders or Participants, except that any such Board action shall be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders for which the record date is after such Board action if such Board action increases the number of shares of Stock subject to the Plan or if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights or benefits of such Participant under any Award theretofore granted to him (as such rights and benefits are set forth in the Plan and the Award Agreement). The Committee may waive any terms or conditions under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights or benefits of such Participant under such Award (as such rights or benefits are set forth in the Plan and the Award Agreement).

      (f) Repricing Restriction. Notwithstanding anything herein to the contrary, without the prior approval of the shareholders of the Company, neither the Board nor the Committee may take any action that would constitute a repricing of an outstanding Option.

      (g) No Rights to Awards; No Shareholder Rights. No Participant, employee or eligible person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, employees or eligible persons. No Award shall confer on any Participant any of the rights or benefits of a shareholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

      (h) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights or benefits that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of an affected Participant.

      (i) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the Company’s shareholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

      (j) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares, or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

      (k) Gender; Singular and Plural. All masculine pronouns shall be deemed to include their feminine counterparts. As the context may require, the singular may be read as the plural and vice versa.

      (l) Governing Law. The validity, construction and effect of the Plan or any Award Agreement and any rules and regulations relating to the Plan or any Award Agreement shall be determined in accordance with the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of laws, and applicable federal law.

      (m) Effective Date; Plan Termination. The Plan shall become effective as of the date of its approval by the Company’s shareholders, and shall continue in effect until terminated by the Board.

WGL HOLDINGS, INC.

ANNUAL MEETING OF SHAREHOLDERS
MARCH 5, 2003 — 10:00 A.M.

The Cloyd Heck Marvin Center

The George Washington University
800 21st St., N.W.
Washington, D.C. 20052
(202) 994-9222

[MAP]

PARKING

Public parking is available at an hourly rate in the underground parking lot at the Cloyd Heck Marvin Center’s underground parking lot. Public access is available from H Street.

METRO

The Foggy Bottom metro stop (blue and orange lines) is within walking distance. The metro stop is at 23rd and Eye Streets, N.W.

MEETING SPACE

Once inside the Cloyd Heck Marvin Center, take the elevator to the Morris and Gwendolyn Cafritz Foundation Conference Center on the 3rd Floor.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS. [X]

The Board of Directors recommends that you vote “FOR” Proposal 1.

1.	Election of all Directors		FOR all	WITHHOLD	EXCEPTIONS
	Nominees:	(01) Michael D. Barnes,	nominees	AUTHORITY
		(02) Daniel J. Callahan, III,	listed at left	to vote
(03) George P. Clancy, Jr.,
(04) James H. DeGraffenreidt, Jr.,
		(05) Melvyn J. Estrin,	[ ]	[ ]	[ ]
(06) Debra L. Lee,
(07) Philip A. Odeen, and
(08) Karen Hastie Williams

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “EXCEPTIONS”
box and write that nominee’s name on the line above.)

The Board of Directors recommends that you vote “FOR” Proposal 2.	FOR	AGAINST	ABSTAIN

2. Ratification of the Appointment of Deloitte & Touche LLP as Auditors for Fiscal Year 2003.	[ ]	[ ]	[ ]

The Board of Directors recommends that you vote “FOR” Proposal 3.

3. Approval of the Company’s Directors’ Stock Compensation Plan, as Amended and Restated.	[ ]	[ ]	[ ]

The Board of Directors recommends that you vote “FOR” Proposal 4.

4. Approval of the Company’s 1999 Incentive Compensation Plan, as Amended and Restated.	[ ]	[ ]	[ ]

The Board of Directors recommends that you vote “AGAINST” Proposal 5.

5. Shareholder Proposal re Cumulative voting.	[ ]	[ ]	[ ]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

(Continued and to be signed and dated on the reverse side.)     009,010

WGL HOLDINGS, INC.
ANNUAL MEETING OF SHAREHOLDERS — MARCH 5, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     I (WE) hereby appoint James H. DeGraffenreidt, Jr., Terry D. McCallister and Frederic M. Kline and each of them as proxies, with full power of substitution to each, to act and vote in the name of the undersigned with all the powers that the undersigned would possess if personally present, on all matters which may come before the March 5, 2003 Annual Meeting of the Shareholders of WGL Holdings, Inc., and any adjournment of such meeting, hereby revoking any prior conflicting proxies. The meeting will be held at The Cloyd Heck Marvin Center; The George Washington University; 800 21st Street, N.W.; Washington, DC 20052 on Wednesday, March 5, 2003 at 10:00 a.m.

     You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. This proxy when properly executed and presented will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, and 4 and AGAINST proposal 5.

Please sign, date and return the Proxy Card
Promptly, using the enclosed envelope.

Dated:__________________ , 2003

Signature
Please sign exactly as your name appears on this proxy. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

009,010

[WGL HOLDINGS, INC. LOGO]

Two Alternate Ways to Vote Your Proxy
VOTE BY TELEPHONE (TOLL FREE) OR INTERNET
24 Hours a Day — 7 Days a Week
It’s Fast and Convenient

	TELEPHONE 1-866-593-3355			INTERNET https://www.proxyvotenow.com/wgl			MAIL
			-	Go to the website address listed above.		-	Mark, sign and date your Proxy Card.
-	Use any touch-tone telephone.	OR	-	Have your Proxy Form in hand.	OR	-	Detach card from Proxy Form.
-	Have your Proxy Form in hand.		-	Enter the Control Number Located in the box below.		-	Return the card in the postage-paid envelope provided.
-	Enter the Control Number Located in the box below.		-	Follow the simple instructions.
-	Follow the simple recorded instructions.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

Internet and telephone votes must be received by 5 p.m., eastern time, on Tuesday, March 4, 2003 to be counted in the final tabulation.

CONTROL NUMBER FOR
TELEPHONE OR INTERNET VOTING

1-866-593-3355
CALL TOLL-FREE TO VOTE

â DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET â

[ ]	Please Sign, Date and Return
	the Proxy Card Promptly	[X]
	Using the Enclosed Envelope	Votes must be indicated
(x) in Black or Blue ink.

The Board of Directors recommends that you vote “FOR” Proposals 1, 2, 3 and 4.

1.	Election of all Directors		FOR ALL [ ]	WITHHOLD FOR ALL	[ ]	EXCEPTIONS	[ ]
1.	Nominees:	01- Michael D. Barnes,
02- Daniel J. Callahan, III,
03- George P. Clancy, Jr.,
04- James H. DeGraffenreidt, Jr.,
05- Melvyn J. Estrin,
06-Debra L. Lee, and
07-Philip A. Odeen and
08- Karen Hastie Williams.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name and check the “Exceptions” box above.)

	FOR	AGAINST	ABSTAIN
2. Ratification of the Appointment of Deloitte & Touche LLP as Auditors for fiscal year 2003.	[ ]	[ ]	[ ]
3. Approval of the Company’s Directors’ Stock Compensation Plan, As Amended and Restated.	[ ]	[ ]	[ ]
4. Approval of the Company’s 1999 Incentive Compensation Plan, As Amended and Restated.	[ ]	[ ]	[ ]
The Board of Directors recommends that you vote “AGAINST” Proposal 5.	FOR	AGAINST	ABSTAIN
5. Shareholder Proposal re Cumulative Voting.	[ ]	[ ]	[ ]

Electronic Delivery of Annual Report:

If you would prefer to access our annual report to shareholders next year by internet, rather than by paper copy, please check the following box on this proxy card. If you make this election, you will not receive a paper copy of the annual report next year.	[	]

SCAN LINE

Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

Date	Share Owner sign here	Co-Owner sign here

WGL HOLDINGS, INC.

ANNUAL MEETING OF SHAREHOLDERS — MARCH 5, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     I(WE) hereby appoint James H. DeGraffenreidt, Jr., Terry D. McCallister and Frederic M. Kline and each of them as proxies, with full power of substitution to each, to act and vote in the name of the undersigned with all the powers that the undersigned would possess if personally present, on all matters which may come before the March 5, 2003 Annual Meeting of the Shareholders of WGL Holdings, Inc., and any adjournment of such meeting, hereby revoking any prior conflicting proxies. The meeting will be held at The Cloyd Heck Marvin Center; The George Washington University; 800 21st St., N.W.; Washington, D.C. 20052 on Wednesday, March 5, 2003 at 10 a.m.

     You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. This proxy when properly executed and presented will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4 and AGAINST proposal 5.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

(Continued and to be signed and dated on the reverse side.)

WGL HOLDINGS, INC.
P.O. BOX 11038
NEW YORK, N.Y. 10203-0038

To change your address, please mark this box. [  ]